Exhibit 10.2

RESTRICTED STOCK AWARD AGREEMENT
Pursuant to
CONSTELLATION BRANDS, INC.
LONG-TERM STOCK INCENTIVE PLAN

Name of Participant:
Date of Grant:
Number of Shares:
Value of Each Share on Date of Grant:    $

This RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) confirms the grant by Constellation Brands, Inc. (the “Company”) of shares of restricted stock pursuant to the Company’s Long-Term Stock Incentive Plan, as amended from time to time (the “Plan”). The Grant of Restricted Stock represented by this Agreement shall be effective on the Date of Grant identified above.

PLEASE BE SURE TO READ ALL OF THE SPECIFIC TERMS AND CONDITIONS OF THE AGREEMENT. FOR EXAMPLE, IMPORTANT ADDITIONAL INFORMATION ON VESTING AND FORFEITURE OF THE RESTRICTED STOCK COVERED BY THE AWARD IS CONTAINED IN SECTIONS 2 AND 3 OF THE TERMS AND CONDITIONS. TO THE EXTENT ANY CAPITALIZED TERMS USED IN THE TERMS AND CONDITIONS ARE NOT DEFINED HEREIN, THEY WILL HAVE THE MEANING ASCRIBED TO THEM IN THE PLAN.

BY MY ELECTRONIC ELECTION TO ACCEPT THE TERMS AND CONDITIONS OF THIS GRANT OF RESTRICTED STOCK, (WHICH SERVES AS MY ELECTRONIC SIGNATURE OF THE AGREEMENT), I AGREE THAT MY PARTICIPATION IN THE PLAN IS GOVERNED BY THE PROVISIONS OF THE PLAN AND THE AGREEMENT (INCLUDING ITS TERMS AND CONDITIONS). IF I FAIL TO ACCEPT THE TERMS AND CONDITIONS OF THIS GRANT OF RESTRICTED STOCK WITHIN NINETY (90) DAYS OF THE DATE OF GRANT SET FORTH ABOVE, THE COMPANY MAY DETERMINE THAT THIS AWARD HAS BEEN FORFEITED.

TERMS AND CONDITIONS OF RESTRICTED STOCK AWARD AGREEMENT

The Company and the Participant hereby agree as follows:

1.Grant of Shares. The Company hereby grants to the Participant, as of the Date of Grant, subject to and in accordance with the terms and conditions of the Plan and this Agreement, _______ shares of the Company's Class A Common Stock, par value $.01 per share (the “Class A Stock”). (The grant of shares of Class A Stock to the Participant, evidenced by this Agreement, is an award of Restricted Stock (as defined in the Plan) and such shares of Restricted Stock are referred to herein as the “Shares”.)

2.Vesting of Shares.

(a)    Service. Ownership of 100% of the Shares shall vest on _____________, provided that the Participant continues as a member of the Company’s Board of Directors until such date.

(b)    Death or Disability. If the Participant ceases being a member of the Company’s Board of Directors as a result of the Participant’s death or Disability, the Shares shall immediately vest. For this purpose, “Disability” means a disability as defined under Treasury regulation section 1.409A-3(i)(4)(i)(A) which generally means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as solely determined by the Board of Directors.

(c)    Termination. If the Board of Directors decides not to nominate the Participant for an additional term as a member of the Company’s Board of Directors, unless such decision is for Cause, the Shares shall vest on the date of the Company’s next Annual Meeting of Stockholders, at which directors are elected; provided that the Participant continues as a member of the Company’s Board of Directors until such date.

(d)    Change in Control. The Shares are subject to the provisions of the Plan pertaining to a Change in Control of the Company.

3.Forfeiture. Shares that do not become vested in accordance with the vesting criteria set forth in Section 2 above (and any dividends or other distributions related to such Shares) shall be forfeited to the Company.

4.Release of Shares. The Shares (and any dividends or other distributions relating to the Shares) shall be held by the Company in a nominee account with the Company’s transfer agent (or such other account as the Company shall determine) for the benefit of the Participant until (a) the Shares become vested in accordance with Section 2 above, and (b) the Participant has satisfied his or her obligation to remit withholding taxes under Section 12 with respect to the Shares that have become vested in accordance with

Section 2 above (any Shares with respect to which both of these requirements are satisfied are referred to as “Released Shares”, and the date on which both of these requirements are satisfied with respect to Released Shares is referred to as the “Release Date” with respect to such Released Shares). Promptly following the Release Date, but subject to the provisions of Section 9 below, the Company will (i) cause the Released Shares to be electronically transferred to an account in the Participant’s name at the provider administering the Plan as it relates to Restricted Stock (the “Administrator”) or to a book-entry account in the Participant’s name with the Company’s transfer agent for the Class A Stock, and (ii) cause any dividends or other distributions relating to the Released Shares to be paid to the Participant or deposited to an account in the Participant’s name with the Administrator. The Company reserves the right to transfer (or cause its transfer agent to transfer) to its treasury any Shares that are forfeited pursuant to the Agreement or the Plan and to recover and receive any dividends or other distributions relating to such forfeited Shares, in each case free of any claim or right of the Participant.

5.Transferability. The Participant shall have no right to sell, assign, transfer, pledge or otherwise encumber the Shares in any manner until the Shares have become Released Shares. In the event that the Company permits the Participant to arrange for sales of Shares through the Administrator prior to the Release Date of the Shares (for the purpose of satisfying any payment requirement under Section 12 or otherwise), the Participant acknowledges and agrees that the Company may block any such sale and/or cancel any order to sell placed by the Participant, in each case if the Participant is not then permitted under the Company’s insider trading policy to engage in transactions with respect to securities of the Company. If the Company determines that the ability of the Participant to sell or transfer Released Shares is restricted, then the Company may place a stop transfer notation on its books with respect to such Released Shares and the Participant may only sell such Released Shares in compliance with such notation.

6.Section 83(b) Election. The Participant may elect, within 30 days of the Date of Grant pursuant to Section 83(b) of the Internal Revenue Code, to include in his or her gross income the fair market value of the Shares covered by this Agreement in the taxable year of grant. If the Participant makes this election, he shall promptly notify the Company by submitting to the Company a copy of the statement filed with the Internal Revenue Service in which the Participant makes such election.

7.Clawback. If the Company subsequently determines that it is required by law to include an additional “clawback” or “recoupment” provision to outstanding awards, under the Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise, then such clawback or recoupment provision shall also apply to this Award, as applicable, as if it had been included on the Date of Grant.

8.General Restrictions on Transfer or Delivery of Shares. The Company shall not be required to transfer or deliver any Released Shares or dividends or distributions relating to such Released Shares until it has been furnished with such opinions, representations or other documents as it may deem necessary or desirable, in its discretion, to insure compliance with any law or Rules of the Securities and Exchange Commission or any other governmental authority having jurisdiction under the Plan or over the Company, the Participant, or the Shares or any interests therein. This award of Restricted Stock is also subject to the condition that, if at any time the Committee administering the Plan shall determine, in its discretion, that the listing, registration or qualification of the Shares (or any capital stock distributed with respect thereto) upon the New York Stock Exchange (or any other securities exchange or trading market) or under any United States state or Federal law or other applicable Rule, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of the Award of Restricted Stock evidenced by the Agreement or the issuance, transfer or delivery of the Shares (or the payment of any dividends or other distributions related to the Shares), the Company shall not be required to transfer or deliver any Released Shares or dividends or distributions relating to such Released Shares unless such listing, registration, qualification, consent or approval shall have been effected or obtained to the complete satisfaction of the Committee and free of any conditions not acceptable to the Committee.

9.Rights as Shareholder. Except for the dividend and distribution restrictions described below, and the transfer and other restrictions set forth elsewhere in this Agreement and in the Plan, the Participant, as beneficial holder of the Shares, shall possess all the rights of a holder of the Company's Class A Stock, including voting, dividend and other distribution rights, provided, however, that prior to the Shares becoming Released Shares, the Shares, as well as any dividends or other distributions with respect to the Shares, shall be held in the manner described in Section 4 above. Any dividends or other distributions with respect to the Shares in the form of capital stock shall be treated as Restricted Stock in the same manner as the Shares. If the underlying Shares are forfeited to the Company, then any dividends or other distributions with respect to such Shares, shall be forfeited to the Company.

10.Adjustment of Shares. As provided by the Plan, in the event of any change in the capital stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase capital stock at a price substantially below fair market value, or of any similar change affecting the capital stock, the Shares shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participant hereunder.

11.Address for Notices. All notices to the Company shall be in writing and sent to the Company’s General Counsel at the Company’s corporate headquarters. Notices to the Participant shall be addressed to the Participant at the address as from time to time reflected in the Company’s records as the Participant’s address.

12.Responsibility for Taxes.

(a) The Participant acknowledges that the ultimate liability for all taxes or other tax related items (“Tax-Related Items”) related to the Participant's participation in the Plan and legally applicable to the Participant is and remains the Participant’s responsibility. The Participant further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect to the Shares, including, but not limited to, the grant or vesting of the Shares, the subsequent sale of Shares and the receipt of any dividends; and (ii) does not commit to and are under no obligation to structure the terms of any Award to reduce or eliminate Participant’s liability for Tax-Related Items.

(b) The Participant shall remit to the Company (or any of its Subsidiaries, as directed) the amount needed to satisfy any federal, state or local income taxes, social security taxes, or other employment withholding taxes that may arise or be applicable as the result of a Section 83(b) election, the vesting of the Shares or otherwise. In the event the Participant fails to remit such cash payment to the Company, the Company may deduct any required withholdings from other cash compensation payable to the Participant or any cash dividends otherwise payable to the Participant or take such other actions it deems appropriate. Further, the Company may withhold from proceeds of the Shares, otherwise to be delivered to the Participant following vesting in accordance with Section 2, either through a voluntary sale or through a mandatory sale arrangement (on Participant’s behalf pursuant to this authorization); provided that the withholding from proceeds will not exceed the amount necessary to satisfy the applicable statutory minimum withholding obligation. Notwithstanding anything to the contrary in the Plan, the Participant shall not be entitled to satisfy any withholding obligations that arise as a result of the Agreement by having Shares withheld by the Company or by delivering to the Company any shares of capital stock of the Company.

13.Binding Agreement. Subject to the limitation on the transferability of this Award contained herein, the Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

14.Plan Governs. The Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of the Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.

15.Governing Law. The Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, United States of America, regardless of the law that might be applied under principles of conflict of laws.

16.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of the Agreement.

17.Severability. In the event that any provision in the Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of the Agreement.

18.Modifications to the Agreement. The Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not executing the Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to the Agreement can be made only in an express written contract executed by a duly authorized officer of the Company.

19.Amendment, Suspension or Termination of the Plan. By accepting this Award, the Participant expressly warrants that he or she has received a right to an equity based award under the Plan, and has received, read, and understood a description of the Plan. The Participant understands that the Plan is discretionary in nature and may be modified, suspended, or terminated by the Company at any time.

20.Electronic Delivery and Execution. The Participant hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, plan documents, prospectus and prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other Award made or offered under the Plan. The Participant understands that, unless revoked by the Participant by giving written notice to the Company pursuant to the Plan, this consent will be effective for the duration of the Agreement. The Participant also understands that he or she will have the right at any time to request that the Company deliver written copies of any and all materials referred to above. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agree that his or her electronic signature is the same as, and will have the same force and effect as, his or her manual signature. The Participant consents and agrees that any such procedures and delivery may be affected by a third party engaged by the Company to provide administrative services related to the Plan.